As filed with the Securities and Exchange Commission on October 21, 2024

Registration No. 333-282122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Drilling Tools International Corporation

(Exact name of registrant as specified in its charter)

Delaware	87-2488708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

(832) 742-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

R. Wayne Prejean

President and Chief Executive Officer

Drilling Tools International Corporation

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

(832) 742-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

(713) 651-2678

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Drilling Tools International Corporation (the “Company”) (File No. 333-282122), initially filed on September 13, 2024 and declared effective by the Securities and Exchange Commission on September 27, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file the consent of Moss Adams LLP with respect to its report, dated March 15, 2024, relating to the consolidated financial statements of Superior Drilling Products, Inc. incorporated by reference in the Company’s Current Report on Form 8-K dated August 1, 2024, which consent is filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Part II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

23.1*	Consent of Moss Adams LLP

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, in the state of Texas, on the 21st day of October, 2024.

DRILLING TOOLS INTERNATIONAL

By:	/s/ David R. Johnson
David R. Johnson
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Date	Title

* R. Wayne Prejean	October 21, 2024	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David R. Johnson David R. Johnson	October 21, 2024	Chief Financial Officer (Principal Financial and Accounting Officer)

* Thomas O. Hicks	October 21, 2024	Chairman of the Board

* Eric C. Neuman	October 21, 2024	Director

* John D. Furst	October 21, 2024	Director

* C. Richard Vermillion	October 21, 2024	Director

* Curtis L. Crofford	October 21, 2024	Director

* Thomas M. Patterson	October 21, 2024	Director

By:	David R. Johnson
David R. Johnson
Attorney-in-fact